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                                                                  EXHIBIT 10.61


                                 NON-NEGOTIABLE

                         SECOND PAYMENT PROMISSORY NOTE


U.S. $________________                                            March 13, 1998

         FOR VALUE RECEIVED, each of the undersigned, jointly and severally, (each individually called a "Maker" and collectively called the "Makers") hereby unconditionally promises to pay to the order of ________________, (hereinafter referred to as "Seller"), or permitted assigns ("Holder") at 3 Sundial Avenue, Manchester, New Hampshire 03103, or at such other place or to such other party as Holder may from time to time designate in writing, the principal sum of _______________and 00/100 Dollars (U.S. $_______________) in lawful currency of the United States along with interest computed at the rate of 2% per annum based on the actual number of days and amount of principal outstanding..

         This Note evidences obligations of the Makers to the Holder provided for in the Stock Purchase Agreement among Educational Medical, Inc., New Hampshire Acquisition Corp., Hesser, Inc., and Seller dated March 13, 1998, and providing for the purchase by New Hampshire Acquisition Corp. of all of the outstanding and issued Capital Stock of Hesser, Inc. and the Property (the "Agreement"). The terms of the Agreement are incorporated into this Note, and this Note is the Second Payment Promissory Note referred to in the Agreement representing a portion of the Purchase Price for the Stock and the Property as defined in the Agreement. Unless otherwise defined herein, all capitalized terms used in this Note shall have the same meaning as set forth in the Agreement.

         In the event that the Makers assert a claim for monetary damages or indemnification against the Seller pursuant to the provisions of the Agreement (a "Claim"), the Makers shall have the right to offset (an "Offset") the amount of the Claim against the Second Payment Promissory Note. In connection with any Offset, the Makers must deliver to the Seller written notice at or prior to the time the related payment would otherwise be due describing the basis for such Offset with reasonable detail and such payment shall be timely made into either
(1) the escrow account of William H. Kelley, or (2) a New Hampshire Court of Law of appropriate jurisdiction, in either case at the discretion of the Maker. The Seller may contest the right to such Offset as provided in the Agreement.

         This Note and all interest due thereon shall be paid in full on (1) the last business day within the first thirty (30) calendar days following the date on which the Prerequisite Student Aid Approvals are obtained by the Makers; or
(2) within 15 days following notice to the Maker from the Holder that a payment has not been made in accordance with the terms of this Note, which notice specifically declares the entire amount owed to Holder and provided for in this
Note immediately due and payable, (the earlier of the dates referred to in the preceding two clauses is called the "Maturity Date"). All



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amounts owing pursuant to this Note and not paid upon the Maturity Date shall bear interest at the highest rate of interest permitted by law until paid.

         Maker for itself, its heirs, legal representatives, successors and assigns, waives presentment for payment, demand, notice of dishonor or non-payment, notice of default, notice of protest, and protest of this Note, and waives any right to be released by reason of any extension of time or change in terms of payment or any change, alteration or release of any security given for the payment hereof. Maker hereby consents to any number of extensions of time, and any and all renewals, waivers, and modifications of this Note or any combination of the foregoing that may be made or granted by Holder.

         Maker agrees to pay immediately upon demand all reasonable costs and expenses of Holder, including attorneys' fees, (i) if after default this Note be placed in the hands of an attorney or attorneys for collection, or (ii) if Holder finds it necessary or desirable upon default to secure the services or advice of one or more attorneys with regard to collection of this Note against Maker, or for the protection of its rights under this Note, or any instrument relating to property securing the Note. The term "attorneys' fees" shall include attorneys' fees incurred by Holder whether or not suit is brought and if suit is brought, the term shall include attorneys' fees at trial and on appeal, and shall include attorneys' fees incurred in connection with consultations, arbitration, bankruptcy, conservatorship, receivership or any other proceeding.

         This Note shall be interpreted, construed, governed and enforced in accordance with the laws of the State of New Hampshire, and any suit, action or proceeding arising out of or relating to this Note shall be commenced and maintained in the court of appropriate jurisdiction in Hillsborough County, New Hampshire or the appropriate United States District Court for the State of New Hampshire and each party waives objection to such jurisdiction and venue.

         EACH OF HOLDER AND MAKER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT EITHER IT OR ITS SUCCESSORS, PERSONAL REPRESENTATIVES OR ASSIGNS MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THE LOAN EVIDENCED BY THIS NOTE AND ANY AGREEMENTS CONTEMPLATED THEREBY TO BE EXECUTED IN CONJUNCTION THEREWITH, OR IN CONJUNCTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE PARTIES.



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         IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Note in Manchester, New Hampshire, the date first above written.



                                                EDUCATIONAL MEDICAL, INC.
                                                a Delaware corporation

                                                By:
                                                   -----------------------------
                                                        Authorized Signatory

                                                NEW HAMPSHIRE ACQUISITION CORP.
                                                a Delaware corporation

                                                By:
                                                   -----------------------------
                                                        Authorized Signatory



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